SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

FAR PEAK ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39749	98-1563569
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 6th Ave #7342 New York, New York	10011
(Address of principal executive offices)	(Zip Code)

(917) 737-1541

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	FPAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	FPAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FPAC.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced on July 8, 2021, Far Peak Acquisition Corporation (“Far Peak”) and Bullish entered into a Business Combination Agreement (the “Agreement”) providing for a business combination in which Bullish would become publicly traded on the New York Stock Exchange. Far Peak and Bullish continue to work diligently in order to facilitate the completion of the business combination.

On October 31, 2022, Bullish and Far Peak announced the filing of an amendment to Bullish’s Registration Statement on Form F-4.

Subject to various approvals and conditions, including the approval by Far Peak’s shareholders, the business combination is anticipated to close in mid- to late- December 2022. Under the terms of the of the Agreement, the Outside Date is December 31, 2022. The Agreement will be terminated on December 31, 2022 if the proposed business combination has not been completed on or before this date.

A copy of the joint press release issued by the Far Peak and Bullish is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022	FAR PEAK ACQUISITION CORPORATION

	By:	/s/ David W. Bonanno
	Name:	David W. Bonanno
	Title:	Chief Financial Officer and Secretary